Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Form S-1 (No. 333-169228), Form S-3 (No. 333-156941) and Form S-8 (No. 333-150268) of ZBB Energy Corporation of our report dated September 7, 2010 with respect to the consolidated financial statements of ZBB Energy Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2010.

/s/PKF LLP

New York, New York
September 7, 2010

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Member of PKF International Limited, a network of legally independent firms.